                                                                   Exhibit 99.JI

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated February 10, 2006, relating to the financial statements and financial highlights, which appear in the December 31,
2005 Annual Reports to the Shareholders of Franklin Templeton Variable Insurance
Products Trust, which are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights" and "Independent Registered Public Accounting Firm" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 26, 2006